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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 14, 2004
                                 Date of Report
                        (Date of earliest event reported)


                           PERSISTENCE SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
                 (State or other jurisdiction of incorporation)

       000-25857                                         94-3138935
(Commission File Number)                    (I.R.S. Employer Identification No.)


                     1720 SOUTH AMPHLETT BLVD., THIRD FLOOR
                           SAN MATEO, CALIFORNIA 94402
             (Address of principal executive offices, with zip code)

                                 (650) 372-3600
              (Registrant's telephone number, including area code)

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ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

              On May 14, 2004, Persistence Software, Inc. (the "Company") dismissed Deloitte & Touche LLP ("D&T") as its independent public accountants, following the filing of its Quarterly Report on Form 10-QSB for the period ended March 31, 2004. The Company's Board of Directors, upon the recommendation of the Audit Committee, authorized the dismissal of D&T.

              On May 14, 2004, we engaged Burr, Pilger & Mayer LLP ("BPM") to serve as our new independent auditors for the fiscal year ended December 31, 2004. The decision to engage BPM was recommended by the Company's management and the Audit Committee of the Board of Directors, and unanimously approved by the Board of Directors. During the two most recent fiscal years and through May 14, 2004, the Company has not consulted with BPM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company nor oral advice was provided that BPM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      PERSISTENCE SOFTWARE, INC.


Date: May 18, 2004                    By:      /S/ CHRISTOPHER T KEENE
                                         --------------------------------
                                           Christopher T Keene
                                           President and Chief Executive Officer